UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 16, 2004

World Airways, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation)	0-26582 (Commission File Number)	94-1358276 (IRS Employer Identification No.)

The HLH Building
101 World Drive
Peachtree City, Georgia 30269
(Address of principal executive offices)

(770) 632-8000
(Registrant’s telephone number, including area code)

ITEM 5.	Other Events and Required FD Disclosure.

      On January 16, 2004, World Airways, Inc., a Delaware corporation (the “Registrant”), announced that it has reached a tentative agreement with the International Brotherhood of Teamsters (“IBT”) for an extension of an agreement (the “Agreement”) covering the Registrant’s cockpit crewmembers. The Agreement will be extended three years from January 1, 2004 and provides for work rule changes and wage increases. A copy of the press release issued by the Registrant on January 16, 2004 is attached hereto as Exhibit 99.1 and is incorporated into this Item 5 of this Current Report on Form 8-K as if fully set forth herein.

ITEM 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit No.	Document

99.1	Press release of the Registrant issued on January 16, 2004.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2004	World Airways, Inc. (Registrant)

	By:	/s/ Hollis L. Harris

	Name:	Hollis L. Harris

	Title:	Chairman & CEO